UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2007

Duska Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33023	86-0982792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Bala Plaza, Suite 300, Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-6690

Former Name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective January 25, 2007, Duska Therapeutics, Inc. (the “Company”) entered into a Letter Agreement (the “Graiwer Agreement”) with Manuel Graiwer (“Graiwer”) whereby the Company and Graiwer agreed to convert loans made by Graiwer to the Company totaling $75,000 into Units, at a conversion rate of $0.02 per Unit. Each Unit consists of 1 share of the Company’s common stock and 1 warrant to purchase a share of the Company’s common stock. The exercise price for each warrant is $0.04 and the warrants can be exercised any time prior to 11:59 p.m. Eastern Time, on December 15, 2009.

Effective January 25, 2007, the Company entered into a Letter Agreement (the “Kaplan Agreement”) with Gary R. Kaplan (“Kaplan”) whereby the Company and Kaplan agreed to convert loans made by Kaplan to the Company totaling $25,000 into Units, at a conversion rate $0.02 per Unit. Each Unit consists of 1 share of the Company’s common stock and 1 warrant to purchase a share of the Company’s common stock. The exercise price for each warrant is $0.04 and the warrants can be exercised any time prior to 11:59 p.m. Eastern Time, on December 15, 2009.

Effective January 25, 2007, the Company entered into a Letter Agreement (the “Sobol Agreement”) with Philip Sobol (“Sobol”) whereby the Company and Sobol agreed to convert loans made by Sobol to the Company totaling $25,000 into Units, at a conversion rate $0.02 per Unit. Each Unit consists of 1 share of the Company’s common stock and 1 warrant to purchase a share of the Company’s common stock. The exercise price for each warrant is $0.04 and the warrants can be exercised any time prior to 11:59 p.m. Eastern Time, on December 15, 2009.

Effective January 25, 2007, the Company entered into a Letter Agreement (the “Angerman Agreement”) with Alexander Angerman (“Angerman”) whereby the Company and Angerman agreed to convert loans made by Angerman to the Company totaling $25,000 into Units, at a conversion rate $0.02 per Unit. Each Unit consists of 1 share of the Company’s common stock and 1 warrant to purchase a share of the Company’s common stock. The exercise price for each warrant is $0.04 and the warrants can be exercised any time prior to 11:59 p.m. Eastern Time, on December 15, 2009.

Effective January 25, 2007, the Company entered into a Letter Agreement (the “Anka Agreement”) with Anka Capital Limited (“Anka”) whereby the Company and Anka agreed to convert loans made by Anka to the Company totaling $50,000 into Units, at a conversion rate $0.02 per Unit. Each Unit consists of 1 share of the Company’s common stock and 1 warrant to purchase a share of the Company’s common stock. The exercise price for each warrant is $0.04 and the warrants can be exercised any time prior to 11:59 p.m. Eastern Time, on December 15, 2009.

Effective January 25, 2007, the Company entered into a Letter Agreement (the “Hoefliger Agreement”) with Heniz Hoefliger (“Hoefliger”) whereby the Company and Hoefliger agreed to convert loans made by Hoefliger to the Company totaling $25,000 into Units, at a conversion rate of $0.02 per Unit. Each Unit consists of 1 share of the Company’s common stock and 1 warrant to purchase a share of the Company’s common stock. The exercise price for each warrant is $0.04 and the warrants can be exercised any time prior to 11:59 p.m. Eastern Time, on December 15, 2009.

Effective January 25, 2007, the Company entered into a Letter Agreement (the “Global Agreement”, together with the Graiwer Agreement, the Kaplan Agreement, the Sobol Agreement, the Angerman Agreement, the Anka Agreement and the Hoefliger Agreement, the “Agreements”) with Global Capital Partners (“Global”, together with Graiwer, Kaplan, Sobol, Angerman, Anka and Hoefliger, the “Investors”) whereby the Company and Global agreed to convert loans made by Global to the Company totaling $25,000 into Units, at a conversion rate $0.02 per Unit. Each Unit consists of 1 share of the Company’s common stock and 1 warrant to purchase a share of the Company’s common stock. The exercise price for each warrant is $0.04 and the warrants can be exercised any time prior to 11:59 p.m. Eastern Time, on December 15, 2009.

The form of the above-referenced Agreements is filed as Exhibit 10.1 hereto and its terms and conditions are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As described Item 1.01, which discussion is incorporated herein by reference, the Company entered into the Agreements, pursuant to which it has issued to the Investors an aggregate of 12,500,000 shares of common stock and 12,500,000 warrants to purchase shares of the Company’s common stock. The securities were issued by the Company in reliance upon an exemption from registration under Rule 506, of Regulation D, pursuant to Section 4(2) of the Securities and Exchange Act of 1933.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	The Form of the (i) Graiwer Agreement, (ii) Kaplan Agreement, (iii) Sobol Agreement, (iv) Angerman Agreement, (v) Anka Agreement, (vi) Hoefliger Agreement and (vii) Global Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSKA THERAPEUTICS, INC.

By:	/s/ Amir Pelleg
Amir Pelleg, Ph.D.,
President

Dated: January 25, 2007